UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

VISA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33977	26-0267673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 932-2100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 11, 2008, Visa Inc. (the “Company”) issued a press release announcing that its Board of Directors declared a quarterly dividend in the aggregate amount of $0.105 per share of Class A Common Stock (determined in the case of Class B and Class C Common Stock on an “as converted” basis) payable on August 29, 2008 to all holders of record of the Company’s Class A, Class B and Class C Common Stock as of August 15, 2008. The Company also announced in its press release that its 2008 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on October 14, 2008, with a record date of September 5, 2008. Notice of stockholder proposals to be considered at the Annual Meeting must be received by the Corporate Secretary at the principal executive offices of the Company between June 16, 2008 and the close of business on July 16, 2008. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Attached as Exhibit 99.1 is a press release issued by the Company on June 11, 2008, to announce the declaration of a dividend and the date and record date of its Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Dated: June 12, 2008	By:	/s/ Joseph W. Saunders
	Name:	Joseph W. Saunders
	Title:	Chief Executive Officer and Chairman of the Board of Directors

Exhibit Index

Exhibit	Description
99.1	Press Release of Visa Inc., dated June 11, 2008.